Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237637
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 23, 2020)
Up to $5.9 Million of Common Shares
This prospectus supplement and the accompanying prospectus relates to the issuance and sale of our common shares, par value $0.01 per share, having an aggregate offering price of up to $5.9 million, from time to time through or to H.C. Wainwright & Co., LLC (the "sales agent" or "Wainwright"), as sales agent.  These sales, if any, will be made pursuant to the terms of the At The Market Offering Agreement, or the sales agreement, between us and the sales agent.
Our common shares are listed on Nasdaq Capital Market, or Nasdaq, under the symbol "PSHG."  On March 4, 2021, the last reported sale price of our common shares on Nasdaq was $5.70 per share.
Sales of common shares, if any, will be made in sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including, without limitation, by means of ordinary brokers' transactions on the Nasdaq or another market for our common shares in the United States at market prices, in block transactions, or as otherwise agreed upon by the sales agent and us.  Under the terms of the sales agreement, we also may sell common shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell common shares to the sales agent as principal, we will enter into a separate agreement with the sales agent.  If we and Wainwright agree on any method of distribution other than sales of our common shares into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
We will pay the sales agent a commission of up to 3.0% of the gross proceeds of all sales of common shares. The net proceeds from any sales under this prospectus supplement will be used as described under "Use of Proceeds" in this prospectus supplement.  There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
In connection with the sales of our common shares on our behalf, the sales agent may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the sales agent against certain liabilities, including liabilities under the Securities Act.
The sales agent is not required to sell any specific number or dollar amount of our common shares, but will use commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common shares offered, as instructed by us.
As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates is approximately $17,931,782, based on 5,082,726 common shares outstanding, of which 2,511,454 are held by non-affiliates, and a closing price on Nasdaq of $7.14 on February 12, 2021. Upon any sale of common shares under this prospectus supplement pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our common shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.
Investing in our common shares involves risks. You should carefully consider each of the factors described under "Risk Factors" beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying base prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, before you make any investment in our common shares.
Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________________

H.C. Wainwright & Co.

Prospectus Supplement dated March 5, 2021

TABLE OF CONTENTS
Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	S-iii
SUMMARY	S-1
THE OFFERING	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-9
CAPITALIZATION	S-10
DESCRIPTION OF CAPITAL STOCK	S-11
BENEFICIAL OWNERSHIP OF OUR COMMON SHARES	S-12
PLAN OF DISTRIBUTION	S-13
EXPENSES	S-14
LEGAL MATTERS	S-15
EXPERTS	S-15
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-16

Base Prospectus

PROSPECTUS SUMMARY	1
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
CAPITALIZATION	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF PURCHASE CONTRACTS	21
DESCRIPTION OF RIGHTS	22
DESCRIPTION OF UNITS	23
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	24
EXPENSES	25
LEGAL MATTERS	25
EXPERTS	25
WHERE YOU CAN FIND ADDITIONAL INFORMATION	25

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission utilizing a "shelf" registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with additional information described under the heading "Where You Can Find Additional Information" before investing in our common shares.
We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus supplement, in U.S. dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not, and the sales agent has not, authorized anyone to provide you with information that is different. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and accompanying base prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our common shares. Our business, financial condition and results of operations and prospects may have changed since those dates.
On November 2, 2020, we effected a one-for-ten reverse stock split. All share and per share amounts disclosed in this prospectus have been retroactively adjusted to reflect the reverse stock split.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
Matters discussed in this prospectus supplement and the documents incorporated by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words "believe", "anticipate," "intends," "estimate," "forecast," "project," "plan," "potential," "will," "may," "should," "expect" "targets," "likely," "would," "could," "seeks," "continue," "possible," "might," "pending" and similar expressions, terms or phrases may identify forward-looking statements.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in its records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.
In addition to these important factors and matters discussed elsewhere herein, including under the heading "Risk Factors" and in the documents incorporated by reference herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to: the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the tanker shipping industry, changes in the supply of vessels, changes in worldwide oil production and consumption and storage, changes in our operating expenses, including bunker prices, crew costs, drydocking and insurance costs, our future operating or financial results, availability of financing and refinancing and changes to our financial condition and liquidity, including our ability to pay amounts that it owes and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities and our ability to obtain financing and comply with the restrictions and other covenants in our financing arrangements, our ability to continue as a going concern, potential liability from pending or future litigation and potential costs due to environmental damage and vessel collisions, the market for our vessels, availability of skilled workers and the related labor costs, compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, the impact of the discontinuance of LIBOR after 2021 on interest rates of our debt that reference LIBOR, general economic conditions and conditions in the oil industry, effects of new products and new technology in our industry, the failure of counter parties to fully perform their contracts with us, our dependence on key personnel, adequacy of insurance coverage, our ability to obtain indemnities from customers, changes in laws, treaties or regulations, the volatility of the price of our common shares, our incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States, changes in governmental rules and regulations or actions taken by regulatory authorities, general domestic and international political conditions or events, including "trade wars", acts by terrorists or acts of piracy on ocean-going vessels, the length and severity of epidemics and pandemics, including the ongoing outbreak of the novel coronavirus (COVID-19) and its impact on the demand for seaborne transportation of petroleum and other types of products, potential disruption of shipping routes due to accidents, labor disputes or political events, and other important factors described from time to time in the reports filed by the Company with the Commission.
This prospectus supplement may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.
S-iii

SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus supplement. It may not contain all of the information that may be important to you and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. As an investor or prospective investor, you should review carefully the entire prospectus, any free writing prospectus that may be provided to you in connection with the offering of the common shares and the information incorporated by reference in this prospectus supplement, including the section entitled "Risk Factors" beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying base prospectus, and in our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 5, 2021 (our "2020 Annual Report").
When used in this prospectus supplement, the terms "Performance Shipping," the "Company," "we," "our" and "us" refer to Performance Shipping Inc. and/or one or more of its subsidiaries, as the context requires. "Performance Shipping Inc." refers only to Performance Shipping Inc. and not its subsidiaries. The financial information of Performance Shipping included or incorporated by reference into this prospectus supplement represents our financial information and the operations of our subsidiaries. Unless otherwise indicated, all references to "dollars" and "$" in this prospectus supplement are to, and amounts are presented in, United States dollars and our financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of tankers.
Our Company
We provide global shipping transportation services through the ownership of tanker vessels. As of the date of this prospectus supplement, our fleet consists of five Aframax tanker vessels, with a combined carrying capacity of 546,094 dwt and a weighted average age of approximately 11.4 years. At our inception in January 2010, our business was focused on the ownership of container vessels, and we have since gradually transitioned to a pure tanker vessel owning company, completing our exit from the containership sector in August 2020.
Our Fleet
The following table sets forth certain information regarding our fleet as of March 4, 2021:
Vessel	Gross Rate (USD Per Day)	Commission(1)	Charterers	Delivery Date to Charterers	Redelivery Date to Owners(2)
BUILT CAPACITY
Aframax Tanker Vessels
BLUE MOON (ex Maersk Jeddah)	$28,000 per day	5.00%	Aramco Trading Company, Dhahran, Saudi Arabia	June 19, 2020	November 19, 2021-January 18, 2022
2011 104,623DWT
BRIOLETTE (ex Maersk Jamnagar)	Spot	-	-	-	- - -
2011 104,588DWT
P. FOS (ex Virgo Sun)	Spot	-	-	-	- - -
2007 115,577DWT
P. KIKUMA (ex FSL Shanghai)	Spot	-	-	-	- - -
2007 115,915DWT
P. YANBU (ex Kalamas)	Spot	-	-	-	- - -
2011 105,391DWT
(1) Total commission paid to third parties.
(2) Range of redelivery dates, with the actual date of redelivery being at the Charterers' option, but subject to the terms, conditions, and exceptions of the particular charterparty.

Our Chartering Strategy
We have historically chartered our vessels to customers primarily pursuant to short-term and long-term time charters and on spot voyages. As of the date of this prospectus, four of our vessels are employed in the spot market, and one of our vessels is employed on a medium-term time charter which we define as having an initial duration of up to two years.
Under our time charters, the charterer typically pays us a fixed daily charter hire rate and bears all voyage expenses, including the cost of bunkers (fuel oil) and port and canal charges.  Under spot charter arrangements, voyage expenses that are unique to a particular charter are paid for by us. We remain responsible for paying the chartered vessel's operating expenses, including the cost of crewing, insuring, repairing and maintaining the vessel, the costs of spares and consumable stores, tonnage taxes, environmental costs and other miscellaneous expenses, and unaffiliated shipbrokers and to in-house brokers associated with the charterer for the arrangement of the relevant charter.
Our commercial policy will be focused mainly on voyage charters and short-term time charters of less than 12 months and, in some cases, medium-term charters of less than 36 months to provide our shareholders with exposure to cyclical fluctuations in charter rates. When available, we will also consider entering time charters with a fixed floor rate and profit-sharing participation in the spot market. Our spot market focus should allow us and our shareholders to realize the benefits from rising charter rates. Still, the spot market is very volatile, and our strategy will also expose us and our shareholders to periods when spot rates decline below the cash breakeven level of our fleet. In line with our strategy, our current fleet of tankers operate primarily under voyage charters and one time charter, with an initial term of minimum seventeen (17) months to maximum nineteen (19) months and expires the earliest in mid-November 2021.
Management of Our Fleet
The commercial and technical management of our fleet, as well as the provision of administrative services relating to our fleet's operations, have been carried out since March 1, 2013, by Unitized Ocean Transport Limited, or UOT, our in-house fleet manager. Pursuant to an Administrative Services Agreement, we pay UOT a fixed monthly administrative fee of $10,000, in exchange for providing us with accounting, administrative, financial reporting and other services necessary for the operation of our business. In addition, in exchange for providing us with commercial and technical services, we pay UOT a commission of 2.00% of our gross revenues, a fixed management fee of $15,000 per month for each vessel in operation and a fixed monthly fee of $7,500 for laid-up vessels, if any. These amounts are considered inter-company transactions and are, therefore, eliminated from our consolidated financial statements. In prior years, we have retained third-party managers to provide commercial and technical management for certain of our vessels. We presently do not use third-party managers.
For additional information regarding the management of our fleet, please see our 2020 Annual Report.
Recent Developments
On January 1, 2021, we granted to our Chief Financial Officer stock options to purchase 120,000 of our common shares as share-based remuneration, which can be exercised only when our stock price increases, for the purpose of encouraging our commitment to creating shareholder value and aligning management's interests with our shareholders.  The stock options are exercisable at a price range between $10.00 and $30.00 per share, for a term of five years. The stock options were granted pursuant to, and in accordance with, our Equity Incentive Plan.
Corporate Information
Performance Shipping Inc. was incorporated in the Republic of the Marshall Islands pursuant to the Marshall Islands Business Corporation Act, or the BCA, on January 7, 2010. Each of our vessels is owned by a separate wholly-owned subsidiary. We maintain our principal executive offices at 373 Syngrou Avenue, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-216-600-2400. Our website is http://www.pshipping.com. The information on our website shall not be deemed a part of this prospectus supplement.

THE OFFERING
The Issuer	Performance Shipping Inc., a Marshall Islands corporation
Common Shares Outstanding as of March 4, 2021	5,082,726
Common Shares to be Offered by us	Common shares having an aggregate offering price of up to $5.9 million
Common Shares Outstanding after this Offering
Up to 6,117,813 common shares, assuming the issuance and sale of 1,035,087 common shares using an assumed price of $5.70 per share, which was the closing price on the Nasdaq Capital Market on March 4, 2021. The actual number of common shares outstanding will vary depending on the price at which common shares may be sold from time to time during this offering.

Manner of Offering	"At-the-market" offering that may be made from time to time through the sales agent. Please read "Plan of Distribution."
Nasdaq Symbol	"PSHG"
Use of Proceeds
We intend to use the net proceeds from any sales of common shares from this offering, after deducting the sales agent's commissions and our offering expenses, for tanker vessel acquisitions, general corporate and working capital purposes.

Risk Factors
Investing in our common shares involves risks. You should carefully consider the risks discussed under the caption "Risk Factors" beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying base prospectus in our Registration Statement on Form F-3, effective April 23, 2020, in our 2020 Annual Report, and under the caption "Risk Factors" or any similar caption in the documents that we subsequently file with the Commission that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus, and in any free writing prospectus that you may be provided in connection with the offering of common shares pursuant to this prospectus supplement and the accompanying base prospectus.

RISK FACTORS
An investment in our common shares involves a high degree of risk. Before making an investment in our common shares, you should carefully consider the risk factors and all of the other information included in this prospectus supplement, the accompanying base prospectus, and the documents incorporated into each by reference, including those in "Item 3. Key Information—D. Risk Factors" in our 2020 Annual Report, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein. Please see the section of this prospectus supplement entitled "Where You Can Find Additional Information." The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.
Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or the market value of our common shares.
The market price of our common shares is subject to significant fluctuations. Further, there is no guarantee of a continuing public market for you to resell our common shares.
Our common shares commenced trading on the Nasdaq Global Market on January 19, 2011. Since January 2, 2013, our common shares have traded on the Nasdaq Global Select Market and since March 6, 2020 our common shares have traded on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue. The Nasdaq Capital Market and each national securities exchange have certain corporate governance requirements that must be met in order for us to maintain our listing. If we fail to maintain the relevant corporate governance requirements, our common shares could be delisted, which would make it harder for you to monetize your investment in our common shares and would cause the value of your investment to decline.
Since June 2016, we have effected seven reverse stock splits of our common shares, each of which was approved by our board of directors and by our shareholders at an annual or special meeting of such shareholders. There were no changes to the trading symbol, number of authorized shares, or par value of our common stock in connection with any of the reverse stock splits.
The market price of our common shares has been and may in the future be subject to significant fluctuations as a result of many factors, some of which are beyond our control. Among the factors that have in the past and could in the future affect our stock price are:
•	the failure of securities analysts to publish research about us, or analysts to make appropriate changes in their financial estimates;
•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;
•	variations in quarterly operating results;
•	general economic conditions;
•	terrorist or piracy acts;
•	unforeseen events, such as natural disasters or pandemics (including the ongoing COVID-19 pandemic);
•	future sales of our common shares or other securities; and
•	investors' perception of us and the international tanker sector.
These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.

The seaborne transportation industry has been highly unpredictable and volatile. The market for common shares in this industry may be equally volatile. Therefore, we cannot assure you that you will be able to sell any of our common shares you may have purchased at a price greater than or equal to its original purchase price, or that you will be able to sell them at all.
If the price of our common shares declines significantly, our common shares could be delisted from the Nasdaq Capital Market or trading could be suspended.
On September 6, 2019, we received a notification of deficiency from Nasdaq, stating that because the closing bid price of our common stock for the prior 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for listing on the Nasdaq Global Select Market. On March 5, 2020, Nasdaq approved our application to list our common stock on the Nasdaq Capital Market and our securities were transferred to the Nasdaq Capital Market at the opening of business on March 6, 2020. Also, on March 5, 2020, Nasdaq granted us an additional 180 calendar days, until August 31, 2020, in order to regain compliance with the bid price requirement. On April 20, 2020, we were informed by Nasdaq that due to the COVID-19 pandemic, temporary relief had been granted related to the minimum bid price requirement, and as a result, our compliance period was, at that time, suspended until June 30, 2020. Our applicable grace period to regain compliance was November 16, 2020, which included the temporary COVID-19 relief period and we regained compliance with the foregoing deficiency within the prescribed grace period.
A decline in the closing price of our common shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. Although we would have an opportunity to take action to cure such a breach, if we do not succeed, Nasdaq could commence suspension or delisting procedures in respect of our common shares. The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity, and information available concerning trading prices and volume. Additionally, fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors, may constitute a breach under certain of our credit facilities, constitute an event of default under certain classes of our preferred stock and cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.
We cannot assure you that our board of directors will declare dividend payments in the future, or when such payment might occur.
On October 20, 2020, we announced that our board of directors approved a new variable quarterly dividend policy after previously suspending the quarterly cash dividend on our common shares since the quarter ended June 30, 2016. On November 9, 2020, we made a dividend payment in the aggregate amount of $0.01 per share (or $0.10 per share as adjusted for the reverse stock split effected on November 2, 2020) to the shareholders of record at the close of business on October 30, 2020, with respect to the third quarter of 2020. While we have declared and paid cash dividends on our common shares in the past and currently do so, there can be no assurance that our board of directors will declare dividend payments in the future.
If declared, our variable quarterly dividend is expected to be paid each February, May, August and November and to be a percentage of our available cash from operations during the previous quarter after cash payments for debt repayment and interest expense, reserves for the replacement of our vessels, scheduled drydockings, intermediate and special surveys, and other purposes as our board of directors may from time to time determine are required, after taking into account contingent liabilities, the terms of any credit facility, our growth strategy and other cash needs as well as the requirements of Marshall Islands law, among other factors. In addition, any credit facilities that we may enter into in the future may include restrictions on our ability to pay dividends.

The declaration and payment of dividends, even during times when we have sufficient funds and are not restricted from declaring and paying dividends by our lenders or any other party, will always be subject to the discretion of our board of directors. Our board of directors may review and amend our dividend policy from time to time, taking into consideration our plans for future growth and other factors. The actual timing and amount of dividend payments, if any, will be determined by our board of directors and will be affected by various factors, including our cash earnings, financial condition and cash requirements, the loss of a vessel, the acquisition of one or more vessels, required capital expenditures, reserves established by our board of directors, increased or unanticipated expenses, a change in our dividend policy, additional borrowings or future issuances of securities, many of which will be beyond our control.
We may incur expenses or liabilities or be subject to other circumstances in the future that reduce or eliminate the amount of cash that we have available for distribution as dividends, including as a result of the risks described in our 2020 Annual Report. Our growth strategy contemplates that we will finance the acquisition of additional tanker vessels through a combination of primarily equity capital and, to a lesser extent, cash on hand and debt financing on terms acceptable to us. If external sources of funds on terms acceptable to us are limited, our board of directors may determine to finance acquisitions with cash from operations, which would reduce or even eliminate the amount of cash available for the payment of dividends.
We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us to satisfy our financial obligations and to make dividend payments. In addition, our existing or future credit facilities may include restrictions on our ability to pay dividends.
The shipping sector is highly cyclical and volatile. We cannot predict with accuracy the amount of cash flows our operations will generate in any given period. Our quarterly dividends, if any, will vary significantly from quarter to quarter as a result of variations in our operating performance, cash flow, and other contingencies, and we cannot assure you that we will generate available cash for distribution in any quarter, and so we may not declare and pay any dividends in certain quarters, or at all. Our ability to resume payment of dividends will be subject to the limitations set forth above and in our 2020 Annual Report.
In times when we have debt outstanding, we intend to limit our dividends per share, if dividend payment is reinstated, to the amount that we would have been able to pay if we were financed entirely with equity. In addition, any credit facilities that we may enter into in the future may include restrictions on our ability to pay dividends.
Marshall Islands law generally prohibits the payment of dividends other than from surplus (retained earnings and the excess of consideration received for the sale of shares above the par value of the shares) or while a company is insolvent or would be rendered insolvent by the payment of such a dividend.
Future offerings of debt securities and amounts outstanding under any future credit facilities or other borrowings, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders, may adversely affect the market value of our common stock.
In the future, we may attempt to increase our capital resources with further borrowing under credit facilities, making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock. Upon liquidation, holders of our debt securities and certain series of our preferred stock, and lenders with respect to our credit facilities and other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market value of our common stock, or both. Any preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that would limit amounts available for distribution to holders of our common stock. Because our decision to borrow additional amounts under credit facilities or issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future indebtedness or offering of securities. Therefore, holders of our common stock bear the risk of our future offerings reducing the market value of our common stock and diluting their shareholdings in us or that in the event of bankruptcy, liquidation, dissolution or winding-up of the Company, all or substantially all of our assets will be distributed to holders of our debt securities or preferred stock or lenders with respect to our credit facilities and other borrowings.
We are a holding company, and we depend on the ability of our current and future subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments.
We are a holding company, and our subsidiaries, which are directly or indirectly wholly-owned by us, conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our wholly-owned subsidiaries. As a result, our ability to satisfy our financial obligations and to pay dividends, if any, to our shareholders will depend on the ability of our subsidiaries to distribute funds to us. In turn, the ability of our subsidiaries to make dividend payments to us will depend on them having profits available for distribution and, to the extent that we are unable to obtain dividends from our subsidiaries, this will limit the discretion of our board of directors to pay or recommend the payment of dividends. Also, our subsidiaries are limited by Marshall Islands law which generally prohibits the payment of dividends other than from surplus (retained earnings and the excess of consideration received for the sale of shares above the par value of the shares) or while a company is insolvent or would be rendered insolvent by the payment of such a dividend.
Because we are a foreign corporation, you may not have the same rights or protections that a shareholder in a U.S. corporation may have.
We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law and may make it more difficult for our shareholders to protect their interests. Our corporate affairs are governed by our amended and restated articles of incorporation and bylaws and the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. The rights and fiduciary responsibilities of directors under the law of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions and there have been few judicial cases in the Marshall Islands interpreting the BCA. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction. Therefore, you may have more difficulty in protecting your interests as a shareholder in the face of actions by the management, directors or controlling stockholders than would shareholders of a corporation incorporated in a U.S. jurisdiction.

Future sales of our common stock could cause the market price of our common stock to decline.
Our amended and restated articles of incorporation authorize us to issue up to 500,000,000 shares of common stock, of which 5,082,726 shares were issued and outstanding as of the date of this prospectus supplement.
We may offer and sell our common stock or securities convertible into our common stock from time to time, through one or more methods of distribution, subject to market conditions and our capital needs. The market price of our common stock could decline from its current levels due to sales of a large number of shares in the market, including sales of shares by our large shareholders, our issuance of additional shares, or securities convertible into our common stock or the perception that these sales could occur. These sales could also make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate to raise funds through future offerings of shares of our common stock. The issuance of such additional shares of common stock would also result in the dilution of the ownership interests of our existing shareholders.
As a key component of our business strategy, we intend to issue additional shares of common stock or other securities to finance our growth as market conditions warrant. These issuances, which would generally not be subject to shareholder approval, may lower your ownership interests and may depress the market price of our common stock.
As a key component of our business strategy, we plan to finance potential future expansions of our fleet in large part with equity capital. Pursuant to our amended and restated articles of incorporation, we are authorized to issue up to 500,000,000 common shares and 25,000,000 preferred shares, each with a par value of $0.01 per share. Therefore, subject to the Nasdaq rules that are applicable to us, we may issue additional shares of common stock, and other equity securities of equal or senior rank, without shareholder approval, in a number of circumstances from time to time.
The issuance by us of additional shares of common stock or other equity securities of equal or senior rank will have the following effects:
•	our existing shareholders' proportionate ownership interest in us may decrease;
•	the relative voting strength of each previously outstanding share may be diminished;
•	the market price of our common stock may decline; and
•	the amount of cash available for dividends payable on our common stock, if any, may decrease.
It may not be possible for our investors to enforce judgments of U.S courts against us.
We are incorporated in the Republic of the Marshall Islands. Substantially all of our assets are located outside the United States. As a result, it may be difficult or impossible for U.S. shareholders to serve process within the United States upon us or to enforce judgment upon us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we are incorporated or where our assets are located (1) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us based upon these laws.
Anti-takeover provisions in our organizational documents could make it difficult for our shareholders to replace or remove our current board of directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the value of our securities.
Several provisions of our amended and restated articles of incorporation and bylaws could make it difficult for our shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable.

These provisions include:
•	authorizing our board of directors to issue "blank check" preferred stock without shareholder approval;
•	providing for a classified board of directors with staggered, three-year terms;
•	prohibiting cumulative voting in the election of directors;
•
authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding common shares entitled to vote generally in the election of directors;

•	limiting the persons who may call special meetings of shareholders; and
•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings.
In addition, we have entered into an amended and restated stockholders' rights agreement, dated August 29, 2016, or the Stockholders' Rights Agreement, pursuant to which our board of directors may cause the substantial dilution of any person that attempts to acquire us without the approval of our board of directors.
These anti-takeover provisions, including provisions of our Stockholders' Rights Agreement, could substantially impede the ability of our shareholders to benefit from a change in control and, as a result, may adversely affect the value of our securities, if any, and the ability of our shareholders to realize any potential change of control premium.
The common shares offered hereby may be sold in "at-the-market" offerings, and investors who buy common shares at different times will likely pay different prices.
Purchasers who purchase common shares under this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

USE OF PROCEEDS
We may issue and sell common shares having aggregate sales proceeds of up to $5.9 million from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Wainwright as a source of financing.
We intend to use the net proceeds from any sales of common shares from this offering, after deducting the sales agent's commissions and our offering expenses, for tanker vessel acquisitions, general corporate and working capital purposes.

CAPITALIZATION
The following table sets forth our capitalization at December 31, 2020, on an:
•	actual basis;
•	as adjusted basis to give effect to the repayment of debt in the amount of $0.935 million in January 2021; and
•
as further adjusted basis to give effect to the issuance and sale of common shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 1,035,087 common shares using an assumed price of $5.70 per share, which is the closing price of our common shares on Nasdaq on March 4, 2021, resulting in assumed net proceeds of approximately $5.6 million, after sales commissions and estimated offering expenses. The actual number of shares issued, and the price at which they are issued, may differ depending on the timing of the sales.

You should read the information below together with the sections of this prospectus supplement and accompanying base prospectus entitled "Use of Proceeds" and "Risk Factors," in addition to our "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our 2020 Annual Report, as well as the financial statements and related notes which are incorporated by reference into this prospectus.
There have been no other material adjustments to our capitalization since December 31, 2020, as so adjusted.
	As of December 31, 2020

	Actual	As Adjusted	As Further Adjusted
	(in thousands of U.S. dollars)
Debt (principal balance, secured and guaranteed)	$58,100	$57,165	$57,165

Stockholders’ equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized, none issued, actual, as adjusted and as further adjusted	-	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized; 5,082,726 issued and outstanding, actual and as adjusted, and 6,117,813 issued and outstanding as further adjusted	$51	$51	$61
Additional paid-in capital	457,171	457,171	462,734
Other comprehensive income	8	8	8
Accumulated deficit	(360,433)	(360,433)	(360,433)
Total stockholders' equity	$96,797	$96,797	$102,370

Total capitalization	$154,897	$153,962	$159,535
*The table above does not account for the 120,000 stock options that we granted to our Chief Financial Officer on January 1, 2020, the effect of which, if any, has not been determined yet.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our 2020 Annual Report, as updated by annual, quarterly, and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus supplement entitled "Where You Can Find Additional Information."
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Our amended and restated articles of incorporation and amended and restated bylaws do not impose any limitations on the ownership rights of our shareholders.
Authorized Capitalization
Under our amended and restated articles of incorporation, we have authorized 500,000,000 common shares, par value $0.01 per share, of which 5,082,726 shares were issued and outstanding as of March 4, 2021, and 25,000,000 preferred shares, par value $0.01 per share, of which no shares are issued and outstanding as of March 4, 2021.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences, and privileges of holders of common shares are subject to the rights of the holders of our preferred shares, including our existing classes of preferred shares and any preferred shares we may issue in the future.
Description of Preferred Shares
Our amended and restated articles of incorporation authorize our Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.
Registrar and Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on Nasdaq under the symbol "PSHG."

BENEFICIAL OWNERSHIP OF OUR COMMON SHARES
The following table sets forth information regarding the beneficial ownership of our common shares, as of March 4, 2021, held by each person or entity that we know beneficially owns 5% or more of our common shares and each of our executive officers and directors.
Beneficial ownership is determined in accordance with the Commission's rules. All of our shareholders, including the shareholders listed in the table below, are entitled to one vote for each common share held.
Name	Number of Common Shares	Percentage Owned (1)
Aliki Paliou(2)	2,352,047	46.3%
Anamar Investments Inc.(3)	254,558	5.0%

All other executive officers and directors individually(4)	-	-
____________________
(1)	Percentages based on 5,082,726 common shares outstanding as of March 4, 2021.
(2)
Ms. Aliki Paliou, a member of our Board of Directors, owns and controls Mango Shipping Corp. ("Mango Shipping"), which is the record holder of 2,352,047 of our common shares. As a result, Ms. Paliou may be deemed to beneficially own the shares held by Mango Shipping.

Mango Shipping acquired these common shares from Taracan Investments S.A. ("Taracan"), a Marshall Islands corporation ultimately beneficially owned by Mr. Symeon Palios, our Chairman of the Board and former Chief Executive Officer, pursuant to a Contribution Agreement dated September 29, 2020, by and between Taracan and Mango Shipping. In exchange, Mango Shipping issued 999 shares of its own common stock to Taracan. Taracan thereafter distributed as dividend in kind such 999 shares of Mango Shipping (through an intermediary holding company) to its ultimate beneficial owner, Mr. Symeon Palios. Subsequently, also on September 29, 2020, Mr. Symeon Palios transferred in a private transaction all of his interest in Mango Shipping to Ms. Paliou.

(3)	This information is derived from a Schedule 13G filed with the Commission on July 2, 2020.
(4)
Ms. Paliou is our only director that beneficially owns 5% or more of our outstanding common stock. Mr. Andreas Michalopoulos, our Chief Executive Officer, may be deemed to beneficially own 106,915 shares, or 2.1% of our outstanding common stock, beneficially owned through Mitzela Corp. Mr. Anthony Argyropoulos, our Chief Financial Officer, holds stock options to purchase up to 120,000 of our common shares, which, if fully exercised, would represent 2.3% of our outstanding common shares (assuming 5,202,726 of our common shares are outstanding), which stock options we granted to Mr. Argyropoulos as stock-based remuneration. The stock options are exercisable at a price range between of $10.00 and $30.00 per share, for a term of five years. Mr. Argyropoulos does not hold any of our common shares.  All other officers and directors each own less than 1% of our outstanding common stock.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with Wainwright, under which we may issue and sell from time to time up to $5.9 million of our common shares through Wainwright as our sales agent. Sales of our common shares, if any, may be made at market prices by any method that is deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act, including, without limitation, by means of ordinary brokers' transactions on the Nasdaq or another market for our common shares in the United States at market prices, in block transactions, or as otherwise agreed upon by the sales agent and us. Under the terms of the sales agreement, we also may sell common shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell common shares to the sales agent as principal, we will enter into a separate agreement with the sales agent. If we and Wainwright enter into such an agreement or otherwise agree on any method of distribution other than sales of our common shares into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.
Wainwright will offer our common shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Wainwright. We will designate the maximum amount of common shares to be sold through Wainwright, if any, on a daily basis. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts to sell on our behalf the common shares requested to be sold by us. We may instruct Wainwright not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. Wainwright or we may suspend the offering of our common shares being made through Wainwright under the Sales Agreement upon proper notice to the other party. Wainwright and we each have the right, by giving written notice as specified in the sales agreement, to terminate solicitations of offers under the sales agreement in each party's sole discretion at any time.
We will pay Wainwright as sales agent a commission of up to 3.0% of the aggregate gross sales price from each sale of common shares sold through Wainwright. We have also agreed to pay costs and expenses incident to the performance of our obligations under the sales agreement, including the reasonable fees and expenses of Wainwright's counsel up to $50,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the sales agreement, will be approximately $150,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common shares.
Wainwright will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number of common shares sold on such day, the aggregate gross sales proceeds and the net proceeds to the Company and the compensation payable by the Company to Wainwright with respect to such sales.
We expect to report at least quarterly the number of common shares sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of common shares.
Settlement for sales of common shares will occur, unless the parties agree otherwise, on the second trading day (or such earlier day as is industry practice for regular-way trading) following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common shares on our behalf, Wainwright may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to Wainwright may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.
As sales agent, Wainwright will not engage in any transactions that stabilize our common shares. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.
Our common shares are listed on the Nasdaq Capital Market and trade under the symbol "PSHG." The transfer agent of our common shares is Computershare Trust Company, N.A.
Wainwright and/or its affiliates may in the future provide us various investment banking and other financial services for which they may in the future receive customary fees.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.
Commission Registration Fee	$644	*
Legal Fees and Expenses	$100,000
Accountants' Fees and Expenses	$34,800
Miscellaneous Costs	$14,556
Total	$150,000

* Previously paid.

LEGAL MATTERS
The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. The sales agent has been represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.
EXPERTS
The consolidated financial statements of Performance Shipping Inc. appearing in Performance Shipping Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2020, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement on Form F-3 (Registration No. 333-237637) relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are parts of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. These materials are available from the Commission's website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.pshipping.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying base prospectus.
Information Incorporated By Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and certain future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 5, 2021, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	Our Report on Form 6-K filed with the Commission on March 3, 2021.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying base prospectus.
We have authorized only the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the sales agent has not, authorized any other person to provide you with different information. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated or incorporate by reference into this prospectus supplement by writing or telephoning us at the following address:
Performance Shipping Inc.
373 Syngrou Avenue
175 64 Palaio Faliro
Athens, Greece
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of The Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

$250,000,000
PERFORMANCE SHIPPING INC.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1)	our common shares, including related preferred stock purchase rights,
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights, and
(7)	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
This prospectus describes some of the general terms that may apply to these securities.  The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in an amendment to the Registration Statement of which this prospectus forms a part, or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. The securities issued under this prospectus may be offered directly or through one or more underwriters, agents or dealers, or through other means.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
The aggregate offering price of all securities issued under this prospectus may not exceed $250,000,000.
Our common shares are currently listed on The Nasdaq Capital Market under the symbol "PSHG."
The aggregate market value of our outstanding common shares held by non-affiliates as of April 16, 2020 is $17,326,319, based on 50,520,385 common shares outstanding, of which 25,479,881 are held by non-affiliates, and a closing price on the Nasdaq Capital Market of $0.68 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.
Investing in our securities involves a high degree of risk.  Before you make an investment in our securities, you should carefully consider the section entitled "Risk Factors" beginning on page 4 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 23, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process. Under the shelf registration process, we may sell, from time to time, our common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus, in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a Registration Statement we filed with the Commission and do not contain all the information in the Registration Statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the Registration Statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the Registration Statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, when used in this prospectus, the terms "the Company," "we," "our" and "us" refer to Performance Shipping Inc. and, where applicable, its consolidated subsidiaries. "Performance Shipping Inc." refers only to Performance Shipping Inc. and not its consolidated subsidiaries. We use the term deadweight ton, or "DWT", in describing the size of tanker vessels. DWT, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term "TEU" in describing the size of containerships. TEU is a standard measure of a containership's cargo-carrying capacity used in the container shipping sector and refers to the space that would be occupied by a container having the International Organization for Standardization's standard external dimensions, the length of which is 20 feet, the height of which is 8.5 feet and the width of which is 8.0 feet.
The financial information included in this prospectus represents our financial information and the operations of our consolidated subsidiaries. Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to, and amounts presented in, United States dollars, and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.  We have a fiscal year end of December 31.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
CAPITALIZATION	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF PURCHASE CONTRACTS	21
DESCRIPTION OF RIGHTS	22
DESCRIPTION OF UNITS	23
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES	24
EXPENSES	25
LEGAL MATTERS	25
EXPERTS	25
WHERE YOU CAN FIND ADDITIONAL INFORMATION	25

PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information you should consider before purchasing our securities.  You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the section entitled "Risk Factors," before making an investment decision.
Our Company
We are a corporation formed under the laws of the Republic of the Marshall Islands on January 7, 2010. We were founded to own containerships and pursue containership acquisition opportunities. In August 2019 our first tanker vessel was delivered and since then we have expanded our fleet of tanker vessels.
As of April 16, 2020, our fleet consisted of four Aframax tanker vessels, with a combined carrying capacity of 440,703 DWT and a weighted average age of 10.9 years and also of one Panamax containership with a carrying capacity of 3,739 TEU and an age of 19.1 years. Set forth below is summary information concerning our fleet as of April 16, 2020.
Fleet Employment Profile (As of April 16, 2020)
Performance Shipping Inc.’s fleet is employed as follows:

Vessel	Gross Rate (USD Per Day)	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
BUILT CAPACITY
4 Aframax Tanker Vessels
BLUE MOON	Spot	-	-	-	- - -
2011 104,623DWT
BRIOLETTE	Spot	-	-	-	- - -
2011 104,588DWT
P. FOS	Spot	-	-	-	- - -
2007 115,577DWT
P. KIKUMA	Spot	-	-	-	- - -
(ex FSL Shanghai)
2007 115,915DWT

1 Panamax Container Vessel

DOMINGO	$11,850	3.50%	CMA CGM	15-Jan-20	6-Apr-20
	$10,500	3.50%		6-Apr-20	29-Jun-20
2001 3,739TEU

* Total commission paid to third parties.
** In case of newly acquired vessel with time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
*** Range of redelivery dates, with the actual date of redelivery being at the Charterers’ option, but subject to the terms, conditions, and exceptions of the particular charterparty.

Corporate Information
We are a corporation incorporated under the laws of the Republic of the Marshall Islands on January 7, 2010. Each of our vessels is owned by a separate wholly-owned subsidiary. We maintain our principal executive offices at Pendelis 18, 17564 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30 216 600 2400. Our agent and authorized representative in the United States is our wholly-owned subsidiary, Container Carriers (USA) LLC, established in July 2014, in the State of Delaware, which is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Our website is www.pshipping.com. The information on our website shall not be deemed a part of this prospectus.

The Securities We May Offer
We may use this prospectus to offer, through one or more offerings, up to $250,000,000 of our common shares (including related preferred stock purchase rights), preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 10, 2020, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein.  Please see the section of this prospectus entitled "Where You Can Find Additional Information." In addition, you should also consider carefully the risks set forth under the heading "Risk Factors" in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
If the Share Price of Our Common Shares Fluctuates After this Offering, You could Lose a Significant Part of Your Investment.
The market price of our common shares may be influenced by many factors, many of which are beyond our control, including the other risks described under the heading "Risk Factors—Risk Factors Related to Our Common Shares" in our Annual Report on Form 20-F for the year ended December 31, 2019, as amended by that certain Amendment No. 1 to the Annual Report on Form 20-F, filed with the Commission on April 13, 2020, and the following:
•	the failure of securities analysts to publish research about us after this offering, or analysts making changes in their financial estimates;
•	announcements by us or our competitors of significant contracts, acquisitions or capital commitments;
•	variations in quarterly operating results;
•	general economic conditions;
•	terrorist or piracy acts;
•	epidemics, pandemics and other public health events, including the recent novel coronavirus (COVID-19) outbreak;
•	future sales of our common shares or other securities; and
•	investors' perception of us and the international containership sector.
As a result of these factors, investors in our common shares may not be able to resell their common shares at or above the initial offering price. These broad market and industry factors may materially reduce the market price of our common shares, regardless of our operating performance.
We May Issue Additional Common Shares or Other Equity Securities Without Your Approval, Which Would Dilute Your Ownership Interests and May Depress the Market Price of Our Common Shares.
We may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.
Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of our common shares may decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, or any prospectus supplement, and the documents incorporated by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
Performance Shipping Inc., or the Company, desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by the Company or on its behalf may include forward-looking statements, which reflect its current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe”, “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect” “targets,” “likely,” “would,” “could,” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.
Please note in this prospectus, and any prospectus supplement, “we”, “us”, “our” and “the Company” all refer to Performance Shipping Inc. and its subsidiaries, unless the context requires otherwise.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in its records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.
In addition to these important factors and matters discussed elsewhere herein, including under the heading “Risk Factors,” and in the documents incorporated by reference herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to: the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the tanker shipping industry, changes in the supply of vessels, changes in worldwide oil production and consumption and storage, changes in the Company’s operating expenses, including bunker prices, crew costs, drydocking and insurance costs, the Company’s future operating or financial results, availability of financing and refinancing and changes to the Company’s financial condition and liquidity, including the Company’s ability to pay amounts that it owes and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to obtain financing and comply with the restrictions and other covenants in the Company’s financing arrangements, the Company’s ability to continue as a going concern, potential liability from pending or future litigation, the market for the Company's vessels, availability of skilled workers and the related labor costs, compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, the impact of the discontinuance of LIBOR after 2021 on interest rates of the Company’s debt that reference LIBOR, general economic conditions and conditions in the oil industry, effects of new products and new technology in the Company’s industry, the failure of counter parties to fully perform their contracts with us, the Company’s dependence on key personnel, adequacy of insurance coverage, the Company’s ability to obtain indemnities from customers, changes in laws, treaties or regulations, the volatility of the price of the Company’s common shares, the Company’s incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States, changes in governmental rules and regulations or actions taken by regulatory authorities, general domestic and international political conditions, acts by terrorists or acts of piracy on ocean-going vessels, the length and severity of the recent novel coronavirus (COVID-19) outbreak and its impact on the demand for seaborne transportation of petroleum and other types of products, potential disruption of shipping routes due to accidents, labor disputes or political events, and other important factors described from time to time in the reports filed by the Company with the Securities and Exchange Commission, or the SEC.
This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. The Company may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to the Company’s security holders, and in other written materials. The Company also cautions that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. The Company undertakes no obligation to publicly update or revise any forward-looking statement contained in this prospectus, and any prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION
Each prospectus supplement will include information on our consolidated capitalization.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge our common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities being registered under this Registration Statement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of our capital stock and the material terms of our amended and restated articles of incorporation and amended and restated bylaws contained in our Annual Report on Form 20-F, filed with the Commission on April 10, 2020, as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, together with our amended and restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits thereto.  Please see the section of this prospectus entitled "Where You Can Find Additional Information."
Authorized Capitalization
Under our amended and restated articles of incorporation, our authorized capital stock consists of 500,000,000 common shares, par value $0.01 per share, of which 50,520,385 shares are currently issued and outstanding, and 25,000,000 preferred shares, par value $0.01 per share, of which zero shares are issued and outstanding.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of our preferred shares, including our existing classes of preferred shares and any preferred shares we may issue in the future.
Description of Preferred Shares
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
Our amended and restated articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series; the number of shares of the series; the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and the voting rights, if any, of the holders of the series.

Preferred Stock Purchase Rights
On August 29, 2016, we entered into a First Amended and Restated Stockholders Rights Agreement, as amended the Rights Agreement, with Computershare Inc. as Rights Agent. The Rights Agreement amended and restated in its entirety the original Stockholders Rights Agreement between the Company and Mellon Investor Services LLC, dated as of August 2, 2010, as amended on July 28, 2014. Pursuant to the Rights Agreement, each share of our common stock includes one right, which we refer to as a Right, that entitles the holder to purchase from us a unit consisting of one one-thousandth of a share of our Series A Participating Preferred Stock at an exercise price of $50.00, subject to specified adjustments. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights. The summary description of Rights Agreement and the related Rights in this section is qualified in all respects by the terms of the Certificate of Designations of Series A Participating Preferred Stock, which was filed as an exhibit to our report on Form 6-K filed with the SEC on August 31, 2016. The information contained in this exhibit is incorporated by reference herein.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors. In June 2019, we entered into Amendment No. 1 to the First Amended and Restated Shareholders Rights Agreement, to amend the definition of “Acquiring Person” set out in the Rights Agreement.
We have summarized the material terms and conditions of the Rights Agreement and the related Rights below.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common shares, or, in the case of uncertificated common shares registered in book entry form, which we refer to as "book entry shares," by notation in book entry accounts reflecting ownership, and will attach to all common share certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on August 2, 2020, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock, or
•
the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

"Acquiring person" is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company's common stock. However, (i) Diana Shipping Inc. and (ii) 12 West Capital Fund LP, 12 West Capital Offshore Fund LP and/or any affiliates of either entity, are excluded from the definition of "acquiring person." In addition, persons who beneficially own 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of "acquiring person" until such time as they acquire additional shares in excess of 1% of the Company's then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions. Notwithstanding the foregoing, neither Diana Shipping Inc. nor Symeon Palios nor any of Symeon Palios’ affiliates shall be considered an acquiring person.
Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.

Until the Rights distribution date:
•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates and book entry shares, as applicable; and
•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the Rights Agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an acquiring person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Anti-dilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our preferred stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.

Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per Right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.
Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Directors
Our directors are elected by a plurality of the votes cast by shareholders entitled to vote. There is no provision for cumulative voting.
Our board of directors must consist of at least three members. Our amended and restated articles of incorporation provide that the board of directors may only change the number of directors by a vote of not less than two-thirds of the entire board. Directors are elected annually on a staggered basis, and each shall serve for a three-year term and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.
Shareholder Meetings
Under our amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called for any purpose or purposes at any time by a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting. Shareholders of record holding at least one-third of the shares issued and outstanding and entitled to vote at such meetings, present in person or by proxy, will constitute a quorum at all meetings of shareholders.

Dissenters' Rights of Appraisal and Payment
Under the Marshall Islands Business Corporations Act, or the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company's shares are primarily traded on a local or national securities exchange.
Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Limitations on Liability and Indemnification of Officers and Directors
The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties.
Our amended and restated bylaws provide that certain individuals, including our directors and officers, are entitled to be indemnified by us to the extent authorized by the BCA, if such individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. We shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, subject to certain conditions. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.
We and our current executive officers are defendants in a purported class action lawsuits pending in the U.S. District Court for the Eastern District of New York. The lawsuit alleges violations of the Securities Exchange Act of 1934, as amended.
While we believe these claims to be without merit and intend to defend these lawsuits vigorously, we cannot predict their outcome. Furthermore, we may, from time to time, be a party to other litigation in the normal course of business. Monitoring and defending against legal actions, whether or not meritorious, is time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities. In addition, legal fees and costs incurred in connection with such activities may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. A decision adverse to our interests could result in the payment of substantial damages and could have a material adverse effect on our cash flow, results of operations and financial position.
With respect to any litigation, our insurance may not reimburse us or may not be sufficient to reimburse us for the expenses or losses we may suffer in contesting and concluding such lawsuit. Substantial litigation costs, including the substantial self-insured retention that we are required to satisfy before any insurance is applied to the claim, or an adverse result in any litigation may adversely impact our business, operating results or financial condition.

Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws
Several provisions of our amended and restated articles of incorporation and amended and restated bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (ii) the removal of incumbent officers and directors.
Blank Check Preferred Stock
Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.
Election and Removal of Directors
Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of two-thirds of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Shareholders
Under the BCA, our amended and restated articles of incorporation and our amended and restated bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our amended and restated articles of incorporation and amended and restated bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or an officer of the Company who is also a director may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one-year anniversary of the preceding year's annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Registrar and Transfer Agent
The registrar and transfer agent of our common shares is Computershare Trust Company, N.A.
Listing
Our common shares are listed on The Nasdaq Capital Market under the symbol "PSHG."

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement or as an exhibit to a report under the Exchange Ac, that will be incorporated by reference into this registration statement or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to this registration statement and/or Exchange Act reports as "subsequent filings." The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.  Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such  redemption or repurchase;

•	any optional or mandatory sinking fund provisions;
•	any conversion or exchangeability provisions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
 (1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
 (2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
 (3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
 (4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

 (5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
 (6) makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
 (7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders.  These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities
Registered Global Securities. We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.
Bearer Global Securities. Debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares (including preferred stock purchase rights), rights or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares, common shares (including preferred stock purchase rights), and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company and our principal executive office is located outside the United States in Greece. A majority of our directors, officers and the experts named in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.
Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee		$32,450
FINRA filing fee	$	*
Nasdaq listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent fees and expenses	$	*
Indenture trustee fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements of Performance Shipping Inc. appearing in the Performance Shipping Inc.'s Annual Report  (Form 20-F) for the year ended December 31, 2019, have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.   The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Our filings are also available on our website at http://www.pshipping.com.  The information on our website does not constitute a part of this prospectus.
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 10, 2020, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	Amendment No. 1 to the Annual Report on Form 20-F, filed with the Commission on April 13, 2020,
•
Our registration statement on Form 8-A12B, as amended, filed with the Commission on December 30, 2010, registering our common stock and preferred stock purchase rights under Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating the description of common stock and/or preferred stock purchase rights contained therein.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Performance Shipping Inc.
Pendelis 18
175 64 Palaio Faliro
 Athens, Greece
(011) 30-216-600-2400
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of The Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.